Exhibit 4.1
Psychiatric Solutions, Inc.
$120,000,000
7 3/4% Senior Subordinated Notes due 2015
PURCHASE AGREEMENT
dated May 4, 2009
Banc of America Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
RBC Capital Markets Corporation

PURCHASE AGREEMENT
May 4, 2009
Banc of America Securities LLC
     as Representative of the Initial Purchasers named in Schedule A
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Introductory. Psychiatric Solutions, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $120,000,000 aggregate principal amount of the Company’s 7 3/4% Senior Subordinated Notes due 2015 (the “Notes”, and together with the Guarantees (as defined below), the “Securities”). Banc of America Securities LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Securities.
     The Securities will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined below) (the “Indenture”), among the Company, each of the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), among the Company, the Guarantors, the Trustee and the Depositary.
     The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, each of the Guarantors and the Representative, pursuant to which the Company and the Guarantors may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933 (as amended, the “Securities Act”, which term, as used herein, includes the rules and regulations of the Commission thereunder) relating to another series of debt securities of the Company with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

     The payment of principal of and premium, if any, on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior subordinated unsecured basis, jointly and severally by each of the Company’s direct and indirect domestic subsidiaries set forth on Schedule B hereto (the “Guarantors”) and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns.
     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that the Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).
     The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated May 4, 2009 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated May 4, 2009 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Final Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.
     All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

     The Company hereby confirms its agreements with the Initial Purchasers as follows:
     SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
     (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
     (b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
     (c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

     (d) The Pricing Disclosure Package and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
     (e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed, and will not prepare, make, use, authorize, approve or distribute, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.
     (f) No Other Compensation. None of the Company, the Guarantors or any of its or their respective subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase the Notes (except as contemplated by this Agreement or as described in or contemplated by the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum).

     (g) No Stabilization. None of the Company, the Guarantors or any of its or their respective subsidiaries has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (h) Incorporation and Good Standing. Each of the Company, the Guarantors and its or their respective subsidiaries has been duly incorporated, organized or formed and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of its jurisdiction of organization, is duly qualified to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum, except such failures to be qualified or in good standing as would not, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and, in the case of the Company and the Guarantors, to enter into and perform their obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture. Each of the Company, the Guarantors and its or their respective subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except such failures to be qualified or in good standing as would not, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.
     (i) No Violation. None of the Company, the Guarantors or any of its or their respective subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for such violations or defaults that (a) could not reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Registration Rights Agreement or the DTC Agreement, or the consummation of any of the transactions contemplated hereby and thereby, or (b) could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clauses (a) and (b) collectively, a “Material Adverse Effect”).

     (j) Capitalization. The Company has an authorized capitalization as set forth in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum. All of the issued shares of capital stock of the Company and the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Guarantor are owned directly or indirectly by the Company or the Guarantors (except for the stock of Laurelwood Associates, Inc.), free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under or permitted by the Company’s existing senior secured credit facilities.
     (k) Purchase Agreement. Each of the Company and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms (assuming due authorization, execution and delivery by the Initial Purchasers), except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.
     (l) Indenture. Each of the Company and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors, and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (assuming due authorization, execution and delivery by the Trustee), except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.
     (m) Notes and Guarantees. Each of the Company and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Notes and the Guarantees, as applicable. The Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors, and when duly executed by the Company and each of the Guarantors, as applicable, and the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for, by the Initial Purchasers in accordance with the terms of this Agreement, the Notes and the Guarantees will constitute legal, valid, binding and enforceable obligations of the Company and each of the Guarantors, respectively, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

     (n) Exchange Notes and Exchange Guarantees. Each of the Company and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Exchange Notes and the Exchange Guarantees, as applicable. The Exchange Notes have been duly authorized by the Company and the Exchange Guarantees have been duly authorized by each of the Guarantors, as applicable, and when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered to the holders of the Securities in exchange therefor as contemplated by the Registration Rights Agreement and the Indenture, the Exchange Notes and the Exchange Guarantees will have been duly executed and delivered by the Company and the Guarantors, respectively, and will constitute legal, valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (o) Registration Rights Agreement. Each of the Company and the Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors, and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid, binding and enforceable instrument of the Company and each of the Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (p) Description of the Securities and the Indenture. The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.
     (q) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum exclusive of any amendment or supplement thereto: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (r) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s and the Guarantors’ execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and the Guarantors and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Company’s and the Guarantors’ obligations under the Registration Rights Agreement.
     (s) No Conflicts. None of the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the DTC Agreement, the issuance and sale of the Securities or the Exchange Securities, or the consummation of any of the transactions contemplated hereby or thereby, or the performance by the Company or any Guarantors of its obligations hereunder or thereunder (i) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Guarantors or any of its or their respective subsidiaries is a party or by which the Company, the Guarantors or any of its or their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of its or their respective subsidiaries is subject, (ii) will result in any violation of the provisions of the charter or by-laws of the Company, the Guarantors or any of its or their respective subsidiaries or (iii) will violate any applicable statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of its or their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect.
     (t) Historical Financial Statements. The historical financial statements of the Company (including the related notes and supporting schedules) included in or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (u) Selected Financial Data. The selected financial data set forth under the caption “Selected Consolidated Financial and Operating Data” in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum fairly present in all material respects, on the basis stated in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum, the information included therein.

     (v) Other Financial Data and Statistical Information. The other financial data, operating data and statistical information and data of the Company included in or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum is presented fairly in all material respects and, to the extent derived therefrom, has been prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.
     (w) Independent Accountants. Ernst & Young LLP, who has certified certain historical financial statements of the Company, whose reports are incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum and who (a) has delivered the initial letter referred to in Section 5(a) hereof and (b) will deliver on the Closing Date the bring-down letter referred to in Section 5(a) hereof, is an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which it reported that were or are incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum. Any non-audit services provided by Ernst & Young LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.
     (x) No Material Actions or Proceedings. There are no legal or governmental proceedings pending to which the Company, the Guarantors or any of its or their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of its or their respective subsidiaries is the subject that, if determined adversely to the Company, the Guarantors or any of its or their respective subsidiaries, would reasonably be likely to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (y) Intellectual Property. Except as would not have a Material Adverse Effect, the Company, the Guarantors and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
     (z) Property. The Company, the Guarantors or each of their respective subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and such as do not materially affect the value of the property of the Company, the Guarantors or any of its or their respective subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of its or their respective subsidiaries; and all real property and buildings held under lease by the Company, the Guarantors or any of its or their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors or any of its or their respective subsidiaries in each case except as disclosed in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum.
     (aa) No Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company and the Guarantors of the Securities.
     (bb) No Prohibition or Dividends. No subsidiary of the Company or any Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Guarantors, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the Guarantors any loans or advances to such subsidiary from the Company or the Guarantors or from transferring any of such subsidiary’s property or assets to the Company or the Guarantors or any other subsidiary of the Company or the Guarantors, except as described in or contemplated in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
     (cc) All Necessary Permits, etc. Except as set forth in or contemplated in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and except as would not have a Material Adverse Effect, the Company, the Guarantors and each of its and their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company, the Guarantors nor any of its or their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (dd) Accounting Controls. The Company, the Guarantors and its and their respective subsidiaries maintain a system of internal accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act (as defined below) and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ee) Tax Law Compliance. Each of the Company, the Guarantors or its or their respective subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except in any case in which the failure to do so would not have a Material Adverse Effect) and has paid all taxes due thereon, except with respect to any assessment that is currently being contested in good faith or as would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of its or their respective subsidiaries that has had (nor does the Company, the Guarantors or any of its or their respective subsidiaries have any knowledge of any tax deficiency that, if determined adversely to the Company, the Guarantors or any of its or their respective subsidiaries, might have) a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(t) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
     (ff) Insurance. To the extent not self-insured, the Company, the Guarantors and each of their subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries; and to the extent the Company or any of its subsidiaries is self-insured, such entity is self-insured against losses in a manner that such entity believes is commercially reasonable. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (gg) Solvency. The Company and the Guarantors on a consolidated basis are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
     (hh) Labor Matters. No labor disturbance by the employees of the Company, the Guarantors or any of its or their respective subsidiaries exists or, to the knowledge of the Company, the Guarantors or any of its or their respective subsidiaries, is imminent that could reasonably be expected to have a Material Adverse Effect.
     (ii) ERISA Matters. Each of the Company and the Guarantors is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Guarantors or any of its or their respective subsidiaries would reasonably be expected to have any liability; neither the Company, the Guarantors or any of its or their respective subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Guarantors or any of its or their respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. Set forth on Exhibit A hereto is a list of each employee pension or benefit plan with respect to which the Company or any Guarantor is a party in interest or disqualified person.
     (jj) Regulations T, U, X. None of the Company, the Guarantors or any of their respective subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
     (kk) Compliance with Environmental Laws. Except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum, the Company, the Guarantors and its or their respective subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) (i) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Law (as defined below); (ii) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (iii) will not require material expenditures to maintain such compliance with Environmental Law or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (iv) are not subject to any pending or, to the best knowledge of the Company, the Guarantors or any of its or their respective subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company, the Guarantors or any of its or their respective subsidiaries, and have not been named as a “potentially responsible party” under or pursuant to any Environmental Law. As used in this paragraph, “Environmental Law” means any and all applicable federal, state, local and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to (x) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (y) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or (z) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes or any other chemical substance regulated under Environmental Laws.

     (ll) Medicare, Medicaid, etc. Except as set forth or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), neither the Company, the Guarantors or any of its or their respective subsidiaries nor, to the knowledge of the Company, any other person who has a direct or indirect ownership or control interest in the Company, the Guarantors or any of its or their respective subsidiaries or who is an officer, director, agent or managing employee of the Company or any of its subsidiaries (i) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE program and corresponding regulations, the Federal False Claims Act 31 U.S.C. § 3729-3733, the Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, or the privacy, security and transactions provisions of the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or by generally recognized professional standards of care or conduct, except for such activities as would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act (“SSA”); (iii) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)); or (iv) has been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any of the categories of offenses described in SSA Section 1128(a) and (b)(1), (2) and (3).
     (mm) Except as set forth or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), (i) the Company, the Guarantors and their respective subsidiaries possess all required permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare, Medicaid, Tricare programs and other governmental healthcare programs in which they participate), accreditations (including, without limitation, accreditation by The Joint Commission) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all required declarations and filings with, the appropriate federal, state or local regulatory agencies or bodies and accreditation organizations necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect and (iv) none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (nn) Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Company, the Guarantors or any of their respective subsidiaries is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum will be required to register as an “investment company” as defined in the Investment Company Act.
     (oo) Minutes. The minute books and records of the Company relating to proceedings of its stockholders, board of directors and committees of its board of directors made available to Cahill Gordon and Reindel llp, counsel for the Initial Purchaser, are the original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said stockholders, board of directors and committees since April 30, 2006, through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such stockholders, board of directors or committees, the Company has provided Cahill Gordon and Reindel llp with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.
     (pp) Disclosure Requirements. The statements contained or incorporated by reference in (i) the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum under the captions “Description of the Notes”, “Description of Other Indebtedness”, “Notice to Investors”, “Plan of Distribution” and “Certain U.S. Federal Income Tax Considerations” and (ii) Item 1 of Part I of the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2008 under the caption “Regulation and Other Factors”, in each case as amended and supplemented by statements contained in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum or documents incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive in each case of any amendment or supplement thereto) insofar as such sections purport to constitute a summary of the terms of the Securities, legal matters, agreements, documents or proceedings discussed therein are accurate in all material aspects and comply in all material respects with the requirements of the Exchange Act.
     (qq) Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form in all material respects with the Exchange Act.

     (rr) Effectiveness of Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported and is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the last fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.
     (ss) Evaluation of Disclosure Controls and Procedures. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (tt) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (uu) No Brokerage Fees. Except as disclosed or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (vv) Statistical Data. The statistical, market-related and industry data and forward-looking statements included or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum are based upon estimates by the Company derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.
     (ww) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Pricing Disclosure Package and the Final Offering Memorandum.
     (xx) No Unlawful Contributions or Other Payments. Except as otherwise disclosed or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum, none of the Company, the Guarantors nor any of their respective subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed or incorporated by reference in the Pricing Disclosure Package, any Company Additional Written Communication and the Final Offering Memorandum in order to make the statements therein not misleading.
     (yy) No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).
     (zz) No Conflict with Money Laundering Laws. The operations of the Company, the Guarantors or any of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
     (aaa) No Conflict with OFAC Laws. None of the Company, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, the Guarantors or any of their respective subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (bbb) No Conflict with FCPA Laws. None of (i) the Company, the Guarantors or any of its or their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, the Guarantors or any of its or their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Company, the Guarantors, its or their subsidiaries and, to the knowledge of the Company, any Affiliate of the Company have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in the case of clauses (i) and (ii), as would not have a Material Adverse Effect.
     (ccc) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. Each of the Company and the Guarantors is a “reporting issuer”, as defined in Rule 902 under the Securities Act.
     Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers, in connection with the transactions contemplated by this Agreement, shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters set forth therein.
     SECTION 2. Purchase, Sale and Delivery of the Securities.
     (a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Notes, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of 86.895% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.
     (b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon and Reindel llp, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on May 7, 2009 or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
     (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
     (d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).
     SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:
     (a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.
     (b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

     If required under the Registration Rights Agreement, following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the judgment of the Representative, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.
     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.
     (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.
     (d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

     (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
     (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).
     (h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).
     (i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.
     (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent

Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
     (k) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
     (l) No Restricted Resales. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (m) Legended Securities. Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
     The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
     SECTION 4. Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement counsel and (x) all expenses incident to the “road show” for the offering of the Securities. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
     SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Preliminary Offering Memorandum and the Pricing Supplement and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.
     (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

     (c) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the opinion of Waller Lansden Dortch & Davis, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.
     (d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the opinion of Cahill Gordon and Reindel llp, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.
     (e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct in all material respects as of the date hereof and are true and correct in all material respects as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
     (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (f) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.
     (g) Depositary. The Securities shall be eligible for clearance and settlement through the Depositary.
     (h) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

     SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
     (A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
     (B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
     (C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A

THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
     Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
     SECTION 8. Indemnification.
     (a) Indemnification of the Initial Purchaser. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or without the written consent of the Company as contemplated by Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third, seventh, eighth and tenth paragraphs and the second sentence under the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
     SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
     The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation even if the Initial Purchasers were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Initial Purchasers shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.
     SECTION 10. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
     SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
     SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

     If to the Initial Purchasers:
Banc of America Securities LLC One Bryant Park New York, New York 10036 Facsimile: (212) 901-7897 Attention: Legal Department
     with a copy to:
Cahill Gordon and Reindel llp 80 Pine Street New York, New York 10005
Facsimile: (212) 269-5420 Attention: James J. Clark and William J. Miller
     If to the Company or the Guarantors:
Psychiatric Solutions, Inc. 6640 Carothers Parkway, Suite 500 Franklin, Tennessee 37067 Facsimile: (615) 312-5711 Attention: Christopher L. Howard, Esq.
     with a copy to:
Waller Lansden Dortch & Davis, LLP 511 Union Street, Suite 2700 Nashville, Tennessee 37219 Facsimile: (615) 244-6804 Attention: James H. Nixon III, Esq.
     Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
     SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
     SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Banc of America Securities LLC on behalf of the Initial Purchasers,

and any such action taken by Banc of America Securities LLC shall be binding upon the Initial Purchasers.
     SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
     Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.
     SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.
     SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Executive Vice President

GUARANTORS:
ABS LINCS DC, LLC
ABS LINCS KY, INC.
ABS LINCS NJ, INC.
ABS LINCS PA, INC.
ABS LINCS SC, INC.
ABS LINCS TN, INC.
ABS LINCS TX, INC.
ABS LINCS VA, INC.
ABS LINCS, LLC
ABS-FIRST STEP, INC.
ALLIANCE CROSSINGS, LLC
ALLIANCE HEALTH CENTER, INC.
ALTERNATIVE BEHAVIORAL SERVICES, INC.
ATLANTIC SHORES HOSPITAL, LLC
BEHAVIORAL EDUCATIONAL SERVICES, INC.
BEHAVIORAL HEALTHCARE LLC
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.
BHC ALHAMBRA HOSPITAL, INC.
BHC BELMONT PINES HOSPITAL, INC.
BHC CEDAR VISTA HOSPITAL, INC.
BHC FAIRFAX HOSPITAL, INC.
BHC FORT LAUDERDALE HOSPITAL, INC.
BHC FOX RUN HOSPITAL, INC.
BHC FREMONT HOSPITAL, INC.
BHC HEALTH SERVICES OF NEVADA, INC.
BHC HERITAGE OAKS HOSPITAL, INC.
BHC HOLDINGS, INC.
BHC INTERMOUNTAIN HOSPITAL, INC.
BHC MANAGEMENT SERVICES OF LOUISIANA, LLC
BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC
BHC MANAGEMENT SERVICES OF STREAMWOOD,LLC
BHC MESILLA VALLEY HOSPITAL, LLC
BHC MONTEVISTA HOSPITAL, INC.
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC
BHC PINNACLE POINTE HOSPITAL, INC.
BHC PROPERTIES, LLC
BHC SIERRA VISTA HOSPITAL, INC.
BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.
HUGHES CENTER, LLC
BRENTWOOD ACQUISITION, INC.
BRENTWOOD ACQUISITION-SHREVEPORT, INC.
BRYNN MARR HOSPITAL, INC.
BY THE SEA PHYSICIAN PRACTICE, LLC
CALVARY CENTER, INC.
CANYON RIDGE HOSPITAL, INC.
CEDAR SPRINGS HOSPITAL, INC.
CENTENNIAL PEAKS HOSPITAL, LLC
CHILDREN’S TREATMENT SOLUTIONS, LLC
COLLABORATIVE CARE LLC
COLUMBUS HOSPITAL PARTNERS, LLC
COLUMBUS HOSPITAL, LLC
COMMUNITY CORNERSTONES, INC.
COMPASS HOSPITAL, INC.
CRAWFORD FIRST EDUCATION, INC.
CUMBERLAND HOSPITAL, LLC
CUMBERLAND HOSPITAL PARTNERS, LLC
DIAMOND GROVE CENTER, LLC
EMPLOYEE ASSISTANCE SERVICES, INC.
FHCHS OF PUERTO RICO, INC.
FIRST CORRECTIONS – PUERTO-RICO, INC.
FIRST HOSPITAL CORPORATION OF NASHVILLE
FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH
FIRST HOSPITAL PANAMERICANO, INC.
FORT LAUDERDALE HOSPITAL, INC.
GREAT PLAINS HOSPITAL, INC.
GULF COAST TREATMENT CENTER, INC.
H.C. CORPORATION
HAVENWYCK HOSPITAL INC.
HHC AUGUSTA, INC.
HHC BERKELEY, INC.
HHC CONWAY INVESTMENT, INC.
HHC COOPER CITY, INC.
HHC DELAWARE, INC.
HHC FOCUS FLORIDA, INC.
HHC INDIANA, INC.
HHC KINGWOOD INVESTMENT, LLC
HHC OCONEE, INC.
HHC OHIO, INC.

HHC POPLAR SPRINGS, INC.
HHC RIVER PARK, INC.
HHC SERVICES, LLC
HHC SOUTH CAROLINA, INC.
HHC ST. SIMONS, INC.
HHC TOLEDO, INC.
HMHM OF TENNESSEE, LLC
HOLLY HILL HOSPITAL, LLC
HORIZON BEHAVIORAL SERVICES, LLC
HORIZON HEALTH AUSTIN, INC.
HORIZON HEALTH CORPORATION
HORIZON HEALTH HOSPITAL SERVICES, LLC
HORIZON HEALTH PHYSICAL REHABILITATION SERVICES, LLC
HORIZON MENTAL HEALTH MANAGEMENT, LLC
HSA HILL CREST CORPORATION
HSA OF OKLAHOMA, INC.
INDIANA PSYCHIATRIC INSTITUTES, LLC
INFOSCRIBER CORPORATION
KIDS BEHAVIORAL HEALTH OF UTAH, INC.
KINGWOOD PINES HOSPITAL, LLC
KMI ACQUISITION, LLC
KOLBURN SCHOOL, LLC
LAKELAND BEHAVIORAL, LLC
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.
LAURELWOOD ASSOCIATES, INC.
LEBANON HOSPITAL PARTNERS, LLC
LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC
MENTAL HEALTH OUTCOMES, LLC
MESILLA VALLEY HOSPITAL, INC.
MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC.
MICHIGAN PSYCHIATRIC SERVICES, INC.
MISSION VISTA BEHAVIORAL HEALTH SERVICES, INC.
NASHVILLE REHAB, LLC
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.
NORTHERN INDIANA PARTNERS, LLC
OCALA BEHAVIORAL HEALTH, LLC

PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC
PALMETTO BEHAVIORAL HEALTH SOLUTIONS, LLC
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.
PALMETTO PEE DEE BEHAVIORAL HEALTH, L.L.C.
PEAK BEHAVIORAL HEALTH SERVICES, LLC
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.
PREMIER BEHAVIORAL SOLUTIONS, INC.
PRIDE INSTITUTE, INC.
PSYCHIATRIC MANAGEMENT RESOURCES, INC.
PSYCHIATRIC SOLUTIONS HOSPITALS, LLC
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.
PSYCHMANAGEMENT GROUP, INC.
RAMSAY MANAGED CARE, LLC
RAMSAY YOUTH SERVICES OF GEORGIA, INC.
RAMSAY YOUTH SERVICES PUERTO RICO, INC.
RED ROCK BEHAVIORAL HEALTH LLC
RED ROCK SOLUTIONS, LLC
RESOURCES FOR LIVING, LLC
RIVEREDGE HOSPITAL HOLDINGS, INC.
RIVEREDGE HOSPITAL, INC.
ROCKFORD ACQUISITION SUB, INC.
ROLLING HILLS HOSPITAL, LLC
SAMSON PROPERTIES, LLC
SERVICIOS CONDUCTUALES DEL CARIBE, INC.
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC
SOMERSET, INCORPORATED
SP BEHAVIORAL, LLC
SPRINGFIELD HOSPITAL, INC.
SUMMIT OAKS HOSPITAL, INC.
SUNSTONE BEHAVIORAL HEALTH, LLC
TBD ACQUISITION, LLC

TBJ BEHAVIORAL CENTER, LLC
TEXAS HOSPITAL HOLDINGS, INC.
TEXAS HOSPITAL HOLDINGS, LLC
THE COUNSELING CENTER OF MIDDLE TENNESSEE, INC.
THE NATIONAL DEAF ACADEMY, LLC
THE PINES RESIDENTIAL TREATMENT CENTER, INC.
THE VASQUEZ GROUP, INC.
THERAPEUTIC SCHOOL SERVICES, L.L.C.
THREE RIVERS BEHAVIORAL HEALTH, LLC
THREE RIVERS HEALTHCARE GROUP, LLC
THREE RIVERS RESIDENTIAL TREATMENT | MIDLANDS CAMPUS, INC.
THREE RIVERS SPE HOLDING, LLC
THREE RIVERS SPE MANAGER, INC.
THREE RIVERS SPE, LLC
TRANSITIONAL CARE VENTURES, INC.
TUCSON HEALTH SYSTEMS, INC.
UNIVERSITY BEHAVIORAL, LLC
VALLE VISTA HOSPITAL PARTNERS, LLC
VALLE VISTA, LLC
VIRGIN ISLANDS BEHAVIORAL SERVICES, INC.
WEKIVA SPRINGS CENTER, LLC
WELLSTONE HOLDINGS, INC.
WELLSTONE REGIONAL HOSPITAL
ACQUISITION, LLC
WILLOW SPRINGS, LLC
WINDMOOR HEALTHCARE, INC.
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.
WORK & FAMILY BENEFITS, INC.
ZEUS ENDEAVORS, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

H.C. PARTNERSHIP BY: H.C. CORPORATION HSA HILL CREST CORPORATION

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

SHC-KPH, LP BY: HHC KINGWOOD INVESTMENT, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

BY: KINGWOOD PINES HOSPITAL, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

BHC OF INDIANA, GENERAL PARTNERSHIP BY: COLUMBUS HOSPITAL PARTNERS, LLC LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

BLOOMINGTON MEADOWS, GENERAL PARTNERSHIP

BY: BHC OF INDIANA, GENERAL PARTNERSHIP

BY: COLUMBUS HOSPITAL PARTNERS, LLC LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

BY: INDIANA PSYCHIATRIC INSTITUTES, LLC

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President

HICKORY TRAIL HOSPITAL, L.P.
HIGH PLAINS BEHAVIORAL HEALTH, L.P.
MILLWOOD HOSPITAL, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.
NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.

BY: TEXAS HOSPITAL HOLDINGS, LLC, as General Partner

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President
     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

Banc of America Securities LLC

By:	/s/ Christopher Kelly Wall Name: Christopher Kelly Wall
Title: Principal

Barclays Capital Inc.

By:	/s/ Frank Williams Name: Frank Williams
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Stuart G. Dickson Name: Stuart G. Dickson
Title: Director

J.P. Morgan Securities Inc.

By:	/s/ Lauren Camp Name: Lauren Camp
Title: Managing Director

RBC Capital Markets Corporation

By:	/s/ David B. Capaldi Name: David B. Capaldi
Title: Managing Director